UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 3, 2011
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2011, Dr. Nicole Adshead-Bell was appointed as a director to the board of directors of the Registrant.

Dr. Adshead-Bell has a successful career in capital markets, most recently as Managing Director, Investment Banking, Haywood Securities Inc.  She also worked as a mining analyst with Dundee Securities Corporation and Sun Valley Gold LLC. Earlier in her career she was responsible for various exploration projects and was an independent consultant in the fields of structural and economic geology.  She has Ph.D., Honours and B.Sc. degrees in Geology from James Cook University, Queensland, Australia.

Dr. Adshead-Bell is not related by blood or marriage to any of the Registrant’s directors or executive officers of any persons nominated by the Registrant to become directors or executive officers.  The Registrant has not engaged in any transaction in which Dr. Adshead-Bell or a person related to Dr. Adshead-Bell had a direct or indirect material interest.  To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers or other persons and Dr. Adshead-Bell pursuant to which she was selected to serve as a director.

Item 7.01  Regulation FD Disclosure

On August 3, 2011, the Registrant issued a press release announcing that the board of directors approved the appointment of Nicole Adshead-Bell to the board. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1           Press Release dated August 3, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 8, 2011	VISTA GOLD CORP. (Registrant) By: /s/Terri L. Eggert Terri L. Eggert Interim Chief Financial Officer

EXHIBIT INDEX

The following Exhibits relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated August 3, 2011